                               JOHN HANCOCK FUNDS


                                  JOHN HANCOCK

                                 CAPITAL GROWTH

                                      FUND


                                  FINAL REPORT


                               SEPTEMBER 15, 1995

              John Hancock Funds - John Hancock Capital Growth Fund

                                    TRUSTEES
                             Edward J. Boudreau, Jr.
                                James F. Carlin*
                             William H. Cunningham*
                               Charles L. Ladner*
                                 Leo E. Linbeck*
                             Patricia P. McCarter *
                              Steven R. Pruchansky*
                     Lt. Gen. Norman H. Smith, USMC (Ret.) *
                                John P. Toolan *
                        * Members of the Audit Committee

                                    OFFICERS
                             Edward J. Boudreau, Jr.
                      Chairman and Chief Executive Officer
                               Robert G. Freedman
                                Vice Chairman and
                            Chief Investment Officer
                                 Anne C. Hodsdon
                                    President
                                Thomas H. Drohan
                       Senior Vice President and Secretary
                                 James B. Little
                            Senior Vice President and
                             Chief Financial Officer
                                  John A. Morin
                                 Vice President
                                 Susan S. Newton
                     Vice President, Assistant Secretary and
                               Compliance Officer
                               James J. Stokowski
                          Vice President and Treasurer

                                    CUSTODIAN
                         Investors Bank & Trust Company
                                 89 South Street
                           Boston, Massachusetts 02111

                                 TRANSFER AGENT
                   John Hancock Investor Services Corporation
                                  P.O. Box 9116
                        Boston, Massachusetts 02205-9116

                               INVESTMENT ADVISER
                           John Hancock Advisers, Inc
                              101 Huntington Avenue
                        Boston, Massachusetts 02199-7603

                              PRINCIPAL DISTRIBUTOR
                             John Hancock Funds, Inc
                              101 Huntington Avenue
                        Boston, Massachusetts 02199-7603

                                  LEGAL COUNSEL
                                  Hale and Dorr
                                 60 State Street
                           Boston, Massachusetts 02109

John Hancock Capital Growth Fund
STATEMENT OF ASSETS AND LIABILITIES
Final Report                     September 15, 1995* (Unaudited)

---------------------------------------------------------------------------------------------------------------------
ASSETS:
Investments at value - Note C:
  Common stocks (cost - $66,100,161)                                                                      $86,725,213
  Preferred stocks (cost - $10,500)                                                                            10,150
  Joint repurchase agreement (cost - $519,000)                                                                519,000
  Corporate savings account                                                                                       197
                                                                       ----------------------------------------------
                                                                                                           87,254,560
Dividends receivable                                                                                           49,984
Other assets                                                                                                   19,185
                                                                       ----------------------------------------------
                                 Total Assets                                                              87,323,729
                                 ------------------------------------------------------------------------------------
LIABILITIES:
Payable to John Hancock Advisers, Inc.
 and affiliates - Note B                                                                                       58,648
Accounts payable and accrued expenses                                                                         113,369
                                                                       ----------------------------------------------
                                 Total Liabilities                                                            172,017
                                 ------------------------------------------------------------------------------------
NET ASSETS:
Capital paid-in                                                                                            66,540,378
Net unrealized appreciation of investments                                                                 20,624,702
Distributions in excess of net realized gain on investments                                                   (13,368)
                                                                       ----------------------------------------------
                                 Net Assets                                                               $87,151,712
                                 ====================================================================================
NET ASSET VALUE PER SHARE:
  (Based on net assets and shares of beneficial
  interest outstanding - unlimited number of shares
  authorized with $0.01 per share par value, respectively)

  Class A -                                      77,588,384   /     5,776,941                                $ 13.43
====================================================================================================================
  Class B -                                       9,563,328   /       725,166                                $ 13.19
====================================================================================================================
MAXIMUM OFFERING PRICE PER SHARE**
  Class A - ($13.43 x 105.26%)                                                                               $ 14.14
====================================================================================================================

  * The net assets of the John Hancock Capital Growth Fund (the "Fund) were merged into the John Hancock Growth Fund as of the close of business on September 15, 1995 and the Fund was subsequently terminated. The Statement of Assets and Liabilities reflects the Fund's position prior to the transfer of the net assets and the termination of the Fund. (See Note A to the Notes to Financial Statements).

  ** On single retail sales of less than $50,000. On sales of $50,000 or more and on group sales the offering price is reduced.


                       See notes to financial statements.

John Hancock Capital Growth Fund
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                             FOR THE PERIOD
                                                                                           JANUARY 1, 1995 TO        YEAR ENDED
INCREASE (DECREASE) IN NET ASSETS:                                                         SEPTEMBER 15, 1995       DECEMBER 31,
FROM OPERATIONS:                                                                              (UNAUDITED)**             1994
                                                                                           ------------------       -----------
Net investment loss                                                                               ($424,073)           ($190,333)
Net realized gain on investments sold                                                             1,880,671            2,453,497
Change in net unrealized appreciation/depreciation of investments                                17,361,735          (12,203,891)
                                                                                       -----------------------------------------
               Net Increase (Decrease) in Net Assets Resulting from Operations                   18,818,333           (9,940,727)
                                                                                       -----------------------------------------

DISTRIBUTIONS TO SHAREHOLDERS:
Distributions from net realized gain on investments sold
  Class A - ($0.2352 and $0.2930 per share, respectively)                                        (1,340,164)          (1,798,987)
  Class B - ($0.2352 and $0.2930 per share, respectively)                                          (166,981)            (429,429)
Distributions in excess of net realized gain on investments
  Class A - ($0.0021 and none per share, respectively)                                              (11,887)               *****
  Class B - ($0.0021 and none per share, respectively)                                               (1,481)               *****
                                                                                       -----------------------------------------
               Total Distributions to Shareholders                                               (1,520,513)          (2,228,416)
                                                                                       -----------------------------------------

FROM FUND SHARE TRANSACTIONS - NET*                                                             (16,887,719)          12,917,743
                                                                                       -----------------------------------------
NET ASSETS:
Beginning of period                                                                              86,741,611           85,993,011
End of period (including distributions in excess of net realized gain
  on investments of $13,368 and none, respectively)                                             $87,151,712          $86,741,611
                                                                                       =========================================


* ANALYSIS OF FUND SHARE TRANSACTIONS:

                                                               FOR THE PERIOD
                                                             JANUARY 1, 1995 TO
                                                             SEPTEMBER 15, 1995                           YEAR ENDED
                                                                 (UNAUDITED)**                        DECEMBER 31, 1994
                                                             ------------------                       -----------------
                                                            SHARES         AMOUNT                 SHARES                AMOUNT
                                                            ------         ------                 ------                ------
CLASS A
Shares sold                                                 2,651,949    $31,602,823               3,163,337          $37,415,876
Shares issued to shareholders in reinvestment
  of distributions                                             91,846      1,247,267                 150,788            1,640,574
                                                           ----------------------------------------------------------------------
                                                            2,743,795     32,850,090               3,314,125           39,056,450
Less shares repurchased                                    (3,378,083)   (38,370,535)             (3,660,949)         (43,573,191)
                                                           ----------------------------------------------------------------------
Net decrease                                                 (634,288)   ($5,520,445)               (346,824)         ($4,516,741)
                                                           ======================================================================

CLASS B
Shares sold                                                   248,975     $2,998,919               2,312,014          $27,133,045
Shares issued to shareholders in reinvestment
  of distributions                                             12,281        163,954                  33,057              355,028
                                                           ----------------------------------------------------------------------
                                                              261,256      3,162,873               2,345,071           27,488,073
Less shares repurchased                                    (1,078,482)   (14,530,147)               (837,605)         (10,053,589)
                                                           ----------------------------------------------------------------------
Net increase (decrease)                                      (817,226)  ($11,367,274)              1,507,466          $17,434,484
                                                           ======================================================================

** The net assets of the Fund merged with John Hancock Growth Fund as of the close of business on September 15, 1995, and the Fund was subsequently terminated. The Statement of Changes in Net Assets does not reflect the merger of the net assets or termination of the Fund. (See Note A to the Notes to Financial Statements).

                       See notes to financial statements.

John Hancock Capital Growth Fund
STATEMENT OF OPERATIONS
For the period January 1, 1995 to
September 15, 1995* (Unaudited)
-------------------------------------------------------------------------------------------
INVESTMENT INCOME:
Dividends                                                                          $536,388
Interest                                                                             47,486
                                                                   ------------------------
                                                                                    583,874
                                                                   ------------------------
Expenses:
  Investment management fee - Note B                                                371,157
  Transfer agent fee                                                                261,420
  Distribution/service fee - Note B
    Class A                                                                         126,272
    Class B                                                                          85,410
  Custodian fee                                                                      40,000
  Printing                                                                           32,571
  Registration and filing fees                                                       27,191
  Auditing fee                                                                       24,485
  Legal fees                                                                         13,466
  Miscellaneous                                                                      11,732
  Trustees' fees                                                                      8,336
  Advisory board fee                                                                  5,907
                                                                   ------------------------
                            Total Expenses                                        1,007,947
                            ---------------------------------------------------------------
                            Net Investment Loss                                    (424,073)
                            ---------------------------------------------------------------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on investments sold                                             1,880,671
Change in net unrealized appreciation/depreciation
  of investments                                                                 17,361,735
                                                                   ------------------------
                            Net Realized and Unrealized Gain on
                            Investments                                          19,242,406
                            ---------------------------------------------------------------
                            Net Increase in Net Assets
                            Resulting from Operations                           $18,818,333
                            ===============================================================


*  The net assets of the Fund were merged into the John Hancock Growth
   Fund as of the close of business on September 15, 1995 and the Fund was subsequently terminated The Statement of Operations reflects the Fund's position prior to the transfer of assets and the termination of the Fund. (See Note A to the Notes to Financial Statements).


                       See notes to financial statements.

John Hancock Funds - Capital Growth Fund

Financial Highlights
Selected data for a share of beneficial interest outstanding throughout the period indicated, investment returns, key ratios and supplemental data are as follows:
------------------------------------------------------------------------------------------------------------------------------------
                                                          FOR THE PERIOD
                                                        JANUARY 1, 1995 TO
                                                        SEPTEMBER 15, 1995                     YEAR ENDED DECEMBER 31,
                                                                             -------------------------------------------------------
                                                            (UNAUDITED)       1994 (c)    1993       1992        1991        1990
                                                            -----------       --------    ----       ----        ----        ----
CLASS A
Per Share Operating Performance
   Net Asset Value, Beginning of Period                        $10.93        $12.66      $11.90     $11.47      $9.82       $10.65
                                                              -------       -------     -------    -------    -------      -------
   Net Investment Loss (a)                                      (0.05)        (0.02)      (0.11)     (0.14)     (0.13)       (0.09)
   Net Realized and Unrealized Gain (Loss) on
     Investments                                                 2.79         (1.42)       0.87       0.76       3.73        (0.60)
                                                              -------       -------     -------    -------    -------      -------
     Total from Investment Operations                            2.74         (1.44)       0.76       0.62       3.60        (0.69)
                                                              -------       -------     -------    -------    -------      -------

   Less Distributions:
     Dividends from Net Investment Income                      ******        ******      ******     ******     ******        (0.01)
     Distributions from Net Realized Gain on
     Investments Sold                                           (0.24)        (0.29)     ******      (0.19)     (1.95)       (0.13)
                                                              -------       -------     -------    -------    -------      -------
       Total Distributions                                      (0.24)        (0.29)     ******      (0.19)     (1.95)       (0.14)
                                                              -------       -------     -------    -------    -------      -------
   Net Asset Value, End of Period                              $13.43 (d)     10.93      $12.66     $11.90     $11.47        $9.82
                                                              =======       =======     =======    =======    =======      =======
   Total Investment Return at Net Asset Value                   25.02% (b)   (11.34%)      6.39%      5.48%     38.00%       (6.37%)

Ratios and Supplemental Data
   Net Assets, End of Period (000's omitted)                  $77,588       $70,090     $85,553    $94,861    $89,008      $56,794
   Ratio of Expenses to Average Net Assets                       1.59%*        1.59%       1.46%      1.41%      1.68%        1.54%
   Ratio of Net Investment Loss to Average Net Assets           (0.61%)*      (0.14%)     (0.92%)    (1.20%)    (1.04%)      (0.82%)
   Portfolio Turnover Rate                                        131%          290%        159%        70%       138%         152%


                                                                                                          FOR THE PERIOD
                                                                                                          JUNE 30, 1993
                                                              FOR THE PERIOD                               (COMMEMCEMENT
                                                            JANUARY 1, 1995 TO        YEAR ENDED          OF OPERATIONS)
                                                            SEPTEMBER 15, 1995        DECEMBER 31,        TO DECEMBER 31,
                                                                (UNAUDITED)             1994(c)                1993
                                                                -----------             -------                ----
CLASS B
Per Share Operating Performance
   Net Asset Value, Beginning of Period                            $10.80               $12.59                 $11.28
                                                                   ------               ------                 ------
   Net Investment Loss (a)                                          (0.11)               (0.09)                 (0.07)
   Net Realized and Unrealized Gain (loss) on
      Investments                                                    2.74                (1.41)                  1.38
                                                                   ------               ------                 ------
     Total from Investment Operations                                2.63                (1.50)                  1.31
                                                                   ------               ------                 ------

   Less Distributions:
     Distributions from Net Realized Gain on
       Investment Sold                                              (0.24)               (0.29)                ******
                                                                   ------               ------                 ------
   Net Asset Value, End of Period                                  $13.19 (d)           $10.80                 $12.59
                                                                   ======               ======                 ======
   Total Investment Return at Net Asset Value                       24.30%(b)           (11.88%)                11.61%(b)

Ratios and Supplemental Data
   Net Assets, End of Period (000's omitted)                       $9,563              $16,652                   $440
   Ratio of Expenses to Average Net Assets                           2.30%*               2.34%                  2.09%*
   Ratio of Net Investment Loss to Average Net Assets               (1.32%)*             (0.89%)                (1.07%)*
   Portfolio Turnover Rate                                            131%                 290%                   159%


      * On an annualized basis.

    (a) On average month end shares outstanding.

    (b) Not annualized.

    (c) On December 22, 1994, John Hancock Advisers, Inc. became the investment adviser of the Fund.

    (d) Net asset value per share, before the merger of assets to the John Hancock Growth Fund, and the termination of the Fund. (See Note A to the Notes to Financial Statements).

                       See notes to financial statements.

                    JOHN HANCOCK FUNDS - CAPITAL GROWTH FUND

Schedule of Investments
September 15, 1995 (Unaudited)
                                                                                                    MARKET
ISSUER, DESCRIPTION                                                      NUMBER OF SHARES            VALUE
-------------------                                                      ----------------            -----
COMMON STOCKS
AEROSPACE (1.69%)
  Thiokol Corp.                                                                40,000 *            $1,470,000
                                                                                                   ----------
BANKS (4.14%)
  Chase Manhattan Corp.                                                        60,000 *             3,607,500
                                                                                                   ----------
BROADCASTING (2.23%)
  Lin Television Corp. **                                                      55,000 *             1,945,625
                                                                                                   ----------
CHEMICALS (5.82%)
  Eastman Chemical Co.                                                         20,000               1,375,000
  Millipore Corp.                                                             100,000               3,700,000
                                                                                                   ----------
                                                                                                    5,075,000
                                                                                                   ----------
COMPUTERS (23.41%)
  Bay Networks, Inc.**                                                         75,000 *             3,871,875
  Cognex Corp. **                                                              60,000               2,970,000
  Compaq Computer Corp.**                                                      60,000 *             2,947,500
  Gateway 2000, Inc. **                                                        70,000 *             2,030,000
  Seagate Technology, Inc.**                                                   70,000 *             3,150,000
  Silicon Graphics, Inc.**                                                     70,000               2,651,250
  Sun Microsystems, Inc.**                                                     50,000               2,781,250
                                                                                                   ----------
                                                                                                   20,401,875
                                                                                                   ----------
DIVERSIFIED OPERATIONS (2.95%)
  ITT Corp.                                                                    20,000 *             2,570,000
                                                                                                   ----------
DRUGS (9.22%)
  Merck & Co., Inc.                                                            80,000               4,250,000
  Schering-Plough Corp.                                                        80,000               3,790,000
                                                                                                   ----------
                                                                                                    8,040,000
                                                                                                   ----------
ELECTRONICS (11.63%)
  Altera Corp. **                                                              25,000 *             1,662,500
  Applied Materials, Inc.**                                                    40,000 *             4,020,000
  Intel Corp.                                                                  30,000 *             1,863,750
  Teradyne, Inc. **                                                            70,000 *             2,590,000
                                                                                                   ----------
                                                                                                   10,136,250
                                                                                                   ----------


                       See notes to financial statements.

                    JOHN HANCOCK FUNDS - CAPITAL GROWTH FUND

Schedule of Investments
September 15, 1995 (Unaudited)
                                                                                                    MARKET
ISSUER, DESCRIPTION                                                      NUMBER OF SHARES            VALUE
-------------------                                                      ----------------            -----
FINANCE (11.16%)
  Dean Witter Discover & Co.                                                   50,000 *             2,887,500
  Edwards (A.G.), Inc.                                                         45,000 *             1,096,875
  Lehman Brothers Holdings, Inc.                                               40,000 *               950,000
  Money Stores, Inc. (The)                                                     15,000 *             1,001,250
  Paychex, Inc.                                                                85,000               3,793,125
                                                                                                   ----------
                                                                                                    9,728,750
                                                                                                   ----------
HOTELS & MOTELS (1.04%)
  Marriott International, Inc.                                                 25,000                 906,250
                                                                                                   ----------
LEISURE & RECREATION (0.95%)
  Brassie Golf Corp. **                                                       315,000                 826,875
                                                                                                   ----------
METALS (5.78%)
  Freeport McMoran Copper & Gold (Class A)                                     40,000 *               985,000
  Kennametal, Inc.                                                            100,000 *             4,050,000
                                                                                                   ----------
                                                                                                    5,035,000
                                                                                                   ----------
OIL & GAS (2.75%)
  Western Atlas, Inc. **                                                       46,600 *             2,399,900
                                                                                                   ----------
OFFICE EQUIPMENT & SUPPLIES (1.45%)
  Pitney Bowes, Inc.                                                           30,000 *             1,260,000
                                                                                                   ----------
RETAIL (3.54%)
  Landry's Seafood Restaurants, Inc. **                                       120,000               2,190,000
  Men's Wearhouse, Inc. (The) **                                               30,000                 892,500
                                                                                                   ----------
                                                                                                    3,082,500
                                                                                                   ----------
SOFTWARE (9.67%)
  Electronic Arts, Inc. **                                                     40,000 *             1,535,000
  Informix Corp. **                                                            65,000 *             1,925,625
  Microsoft Corp.**                                                            25,000 *             2,335,938
  Oracle Corp.**                                                               70,000 *             2,633,750
                                                                                                   ----------
                                                                                                    8,430,313
                                                                                                   ----------
TELECOMMUNICATIONS (2.08%)
  Ericsson (L.M.) Telephone Co., (Class B),
    American Depository Receipt, (ADR)                                         75,000               1,809,375
                                                                                                   ----------
                            TOTAL COMMON STOCKS
                              (Cost $66,100,161)                              (99.51%)             86,725,213
                                                                              --------               ----------

                       See notes to financial statements.

                    JOHN HANCOCK FUNDS - CAPITAL GROWTH FUND

SCHEDULE OF INVESTMENTS
September 15, 1995 (Unaudited)
                                                                                                      MARKET
ISSUER, DESCRIPTION                                                      NUMBER OF SHARES              VALUE
-------------------                                                      ----------------              -----
PREFERRED STOCK
ELECTRONICS (0.01%)
  Teledyne, Inc., $1.20 Series E                                                      700             10,150
                                                                                                      ------
                                               TOTAL PREFERRED STOCK
                                                       (Cost $10,500)               (0.01%)           10,150
                                                                         -----------------            ------


                                                  INTEREST                     PAR VALUE              MARKET
  ISSUER, DESCRIPTION                               RATE                    (000'S OMITTED)            VALUE
  -------------------                               ----                 -----------------             -----
SHORT TERM INVESTMENTS
JOINT REPURCHASE AGREEMENT (0.60%)
Investment in a joint repurchase agreement
  transaction with U.B.S. Securities, Inc. -
  Dated 09-15-95, Due 09-18-95 (secured by
  U.S. Treasury Note, 6.25% due 08-31-96
  and 6.875% due 02-28-97) - Note A                  5.85%                  $           519     $   519,000
                                                                                                -----------
CORPORATE SAVINGS ACCOUNT (0.00%)
  Investors Bank & Trust Company
  Daily Interest Savings Account
  Current Rate 3.00%                                                                                    197
                                                                                                -----------
                                        TOTAL SHORT-TERM INVESTMENTS
                                                      (Cost $519,197)                 (0.60%)       519,197
                                                     ---------------          --------------    -----------
                                                   TOTAL INVESTMENTS                (100.12%)   $87,254,560
                                                                              ==============    ===========


* Securities other than short-term investments, newly added to the portfolio during the period ended September 15, 1995.

** Non-income producing security.

   The percentage shown for each investment category is the total value of that category as a percentage of the net assets of the fund.


                       See notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS
              JOHN HANCOCK FUNDS - JOHN HANCOCK CAPITAL GROWTH FUND

(UNAUDITED)
NOTE A  --
ACCOUNTING POLICIES

John Hancock Capital Growth Fund, (the "Fund") was a diversified, open-end management investment company, registered under the Investment Company Act of 1940. The Trustees authorized the issuance of two classes of the Fund, designated as Class A and Class B. The shares of each class represented an interest in the same portfolio of investments of the Fund and had equal rights to voting, redemptions, dividends, and liquidation, except that certain expenses, subject to the approval of the Trustees, were applied differently to each class of shares in accordance with current regulations of the Securities and Exchange Commission and the Internal Revenue Service. Shareholders of a class which bears distribution/service expenses under the terms of a distribution plan had exclusive voting rights regarding such distribution plan. Class A shares were subject to an initial sales charge of up to 5.00% and a 12b-1 distribution plan. Prior to May 15, 1995, the maximum sales charge was 5.75%. Class B shares were subject to a contingent deferred sales charge and a separate 12b-1 distribution plan.

  On September 8, 1995, the shareholders of the Fund approved a plan of reorganization between the Fund and John Hancock Growth Fund ("Growth Fund") providing for the transfer of substantially all of the assets and liabilities of the Fund to Growth Fund in exchange solely for shares of beneficial interest of Growth Fund. After this transaction and as of the close of business on September 15, 1995, the Fund was terminated. The financial statements presented herein reflect the position of the Fund prior to the exchange of the net assets and termination of the Fund. Significant accounting policies of the Fund were as follows:

VALUATION OF INVESTMENTS Securities in the Fund's portfolio were valued on the basis of market quotations, valuations provided by independent pricing services or, at fair value as determined in good faith in accordance with procedures approved by the Trustees. Short-term debt investments maturing within 60 days were valued at amortized cost which approximates market value.

JOINT REPURCHASE AGREEMENT Pursuant to an exemptive order issued by the Securities and Exchange Commission, the Fund, along with other registered investment companies having a management contract with John Hancock Advisers, Inc. (the "Adviser"), a wholly-owned subsidiary of The Berkeley Financial Group, may participate in a joint repurchase agreement transaction. Aggregate cash balances were invested in one or more repurchase agreements, whose underlying securities were obligations of the U.S. government and/or its agencies. The Fund's custodian bank received delivery of the underlying securities for the joint account on the Fund's behalf. The Adviser was responsible for ensuring that the agreement was fully collateralized at all times.

INVESTMENT TRANSACTIONS Investment transactions were recorded as of the date of purchase, sale or maturity. Net realized gains and losses on sales of investments were determined on the identified cost basis.

FEDERAL INCOME TAXES The Fund's policy was to comply with the requirements of the Internal Revenue Code that were applicable to regulated investment companies and distributed all of its taxable income, including any net realized gain on investments, to its shareholders. Therefore, no federal income tax provision was required.

DIVIDENDS, DISTRIBUTIONS AND INTEREST Dividend income on investment securities was recorded on the ex-dividend date. Interest income on investment securities was recorded on the accrual basis.

  The Fund recorded all distributions to shareholders from net investment income and realized gains on the ex-dividend date. Such distributions were determined in conformity with income tax regulations, which may differ from generally accepted accounting principles. Dividends paid by the Fund, if any, with respect to each class of shares were calculated in the same manner, at the same time and were in the same amount, except for the effect of expenses that were applied differently to each class as explained previously.

                          NOTES TO FINANCIAL STATEMENTS
              JOHN HANCOCK FUNDS - JOHN HANCOCK CAPITAL GROWTH FUND

CLASS ALLOCATIONS Income, common expenses and realized and unrealized gains (losses) were determined at the Fund level and allocated daily to each class of shares based on the appropriate net assets of the respective classes. Distribution/service fees if any, were calculated daily at the class level based on the appropriate net assets of each class and the specific expense rate(s) applicable to each class.

NOTE B  --
MANAGEMENT FEE,
ADMINISTRATIVE SERVICES AND TRANSACTIONS WITH
AFFILIATES AND OTHERS

Under the investment management contract, the Fund paid a monthly management fee to the Adviser for a continuous investment program equivalent, to 0.625% of the Fund's average daily net assets.

  In the event normal operating expenses of the Fund, exclusive of certain expenses prescribed by state law, were in excess of the most restrictive state limit where the Fund was registered to sell shares of beneficial interest, the fee payable to the Adviser was reduced to the extent of such excess and the Adviser made additional arrangements necessary to eliminate any remaining excess expenses. The limits were 2.5% of the first $30,000,000 of the Fund's average daily net asset value, 2.0% of the next $70,000,000 and 1.5% of the remaining average daily net asset value.

 The Fund has a distribution agreement with John Hancock Funds, Inc. ("JH Funds"), a wholly-owned subsidiary of the Adviser. For the period ended September 15, 1995, JH Funds received net sales charges of $34,828 with regard to sales of Class A shares. Out of this amount, $3,536 was retained and used for printing prospectuses, advertising, sales literature and other purposes, $31,034 was paid as sales commissions to unrelated broker-dealers and $258 was paid as sales commissions to sales personnel of John Hancock Distributors, Inc. ("Distributors"), Tucker Anthony, Incorporated ("Tucker Anthony") and Sutro & Co., Inc. ("Sutro"), all of which are broker dealers. The Adviser's indirect parent, John Hancock Mutual Life Insurance Company, is the indirect sole shareholder of Distributors and John Hancock Freedom Securities Corporation and its subsidiaries which include Tucker Anthony and Sutro.

    Class B shares which were redeemed within six years of purchase were subject to a contingent deferred sales charge ("CDSC") at declining rates beginning at 5.0% of the lesser of the current market value at the time of redemption or the original purchase cost of the shares being redeemed. Proceeds from the CDSC were paid to JH Funds and were used in whole or in part to defray its expenses related to providing distribution related services to the Fund in connection with the sale of Class B shares. For the period ended September 15, 1995 contingent deferred sales charges received by JH Funds amounted to $61,111.

  In addition, to compensate JH Funds for the services it provided as distributor of shares of the Fund, the Fund adopted a Distribution Plan with respect to Class A and Class B pursuant to Rule 12b-1 under the Investment Company Act of 1940. Accordingly, the Fund made payments to JH Funds for distribution and service expenses which in total did not exceed on an annual basis 0.25% of the Fund's average daily net assets attributable to Class A shares and 1.00% of the Fund's average daily net assets attributable to Class B shares, to reimburse JH Funds for its distribution and service costs. Up to a maximum of 0.25% of such payments were service fees as defined by the amended Rules of Fair Practice of the National Association of Securities Dealers. Under the amended Rules of Fair Practice, curtailment of a portion of the Fund's 12b-1 payments could occur under certain circumstances. In order to comply with this rule, the 12b-1 fee was decreased on Class B shares to 0.75% effective August 1, 1995.

                          NOTES TO FINANCIAL STATEMENTS
              JOHN HANCOCK FUNDS - JOHN HANCOCK CAPITAL GROWTH FUND

The Board of Trustees approved a shareholder servicing agreement between the Fund and John Hancock Investor Services Corporation ("Investor Services"), a wholly owned subsidiary of The Berkeley Financial Group, for the period between December 22, 1994 and May 12, 1995, inclusive under which Investor Services processed telephone transactions on behalf of the Fund. As of May 15, 1995, the Fund entered into a full service transfer agent agreement with Investor Services. Prior to this date The Shareholder Services Group was the transfer agent. The Fund paid transfer agent fees based on the number of shareholder accounts and certain out of pocket expenses.

  Mr. Edward J. Boudreau, Jr. was a director and officer of the Adviser and its affiliates as well as Trustee of the Fund. The compensation of unaffiliated Trustees was borne by the Fund. Effective with the fees paid for 1995, the unaffiliated Trustees could elect to defer their receipt of this compensation under the John Hancock Group of Funds Deferred Compensation Plan. The Fund made investments into other John Hancock Funds, as applicable, to cover its liability with regard to the deferred compensation. Investments to cover the Fund's deferred compensation liability were recorded on the Fund's books as other assets. The deferred compensation liability was marked to market on a periodic basis and income earned by the investment was recorded on the Fund's books.

  The Fund has an independent advisory board composed of certain members of the former Transamerica Board of Trustees who provide advice to the current Trustees in order to facilitate a smooth management transition for which the Fund pays the advisory board and its counsel a fee.

NOTE C  --
INVESTMENT TRANSACTIONS

Purchases and proceeds from sales of securities, other than obligations of the U.S. government and its agencies and short-term securities, during the period ended September 15, 1995, aggregated $108,085,575 and $121,396,679, respectively. There were no purchases or sales of long-term obligations of the U.S. government and its agencies during the period ended September 15, 1995.

  The cost of investments owned at September 15, 1995 (excluding the corporate savings account) for federal income tax purposes was $66,629,661. Gross unrealized appreciation and depreciation of investments aggregated $20,705,052 and $80,350, respectively, resulting in net unrealized appreciation of $20,624,702.

NOTE D  --
RECLASSIFICATION OF ACCOUNTS

During the period ended September 15, 1995, the Fund reclassified amounts to reflect a decrease in accumulated net investment loss of $478,023, a decrease in accumulated net realized gain on investments of $424,073 and a decrease in capital paid-in of $53,950. This represents the cumulative amount necessary to report these balances on a tax basis, excluding certain temporary differences, as of September 15, 1995. Additional adjustments may be needed in subsequent reporting periods. These reclassifications, which have no impact on the net asset value of the Fund, are primarily attributable to the treatment of net operating losses in the computation of distributable income and capital gains under federal tax rules versus generally accepted accounting principle.